Exhibit 99.2

VIA HOLDINGS I, INC.

Condensed Consolidated Financial Statements

September 30, 2014 and December 31, 2013

VIA HOLDINGS I, INC.

Table of Contents

Page(s)
Condensed Consolidated Balance Sheets – September 30, 2014 and December 31, 2013 (unaudited)	1

Condensed Consolidated Statements of Operations – Nine-month periods ended September 30, 2014 and 2013 (unaudited)	2

Condensed Consolidated Statements of Cash Flows – Nine-month periods ended September 30, 2014 and 2013 (unaudited)	3

Notes to Condensed Consolidated Financial Statements (unaudited)	4–12

VIA HOLDINGS I, INC.

Condensed Consolidated Balance Sheets

September 30, 2014 and December 31, 2013

(Dollars and share amounts in thousands)

	2014	2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$29,661	19,632
Accounts receivable, net	29,854	32,903
Deferred tax assets, net	13,848	13,876
Other current assets	4,368	3,976

Total current assets	77,731	70,387

Property and equipment, net	6,647	6,190
Other assets	2,888	3,637
Intangible assets, net	64,170	83,031
Goodwill	150,621	150,621

Total assets	$302,057	313,866

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$2,273	2,356
Accrued payroll expenses	6,695	5,605
Deferred revenue	49,432	47,373
Holdback liability	—	7,817
Current portion of long term debt	1,650	825
Other current liabilities	2,270	2,497

Total current liabilities	62,320	66,473

Long-term debt, net of current portion	162,738	163,975
Long-term deferred revenue	6,848	6,624
Long-term deferred tax liability	880	2,895
Stock compensation liability	8,274	2,709
Other long-term liabilities	241	150

Total liabilities	241,301	242,826

Stockholders’ equity:
Class A common, $0.001 par value. Aggregate liquidation preference over Class B common of $101,300 and $101,961, at September 30, 2014, and December 31, 2013, respectively; 200 shares authorized; 101 and 102 shares issued and outstanding at September 30, 2014 and December 31, 2013	—	—
Class B common, $0.001 par value. 105,000 shares and 102,000 shares authorized; 95,002 shares and 95,154 shares issued and outstanding at September 30, 2014 and December 31, 2013	95	95
Additional paid-in capital	108,503	108,054
Accumulated deficit	(47,842)	(37,109)

Total stockholders’ equity	60,756	71,040

Total liabilities and stockholders’ equity	$302,057	313,866

See accompanying notes to condensed consolidated financial statements.

VIA HOLDINGS I, INC.

Condensed Consolidated Statements of Operations

Nine-month periods ended September 30, 2014 and 2013

(Dollars in thousands)

(Unaudited)

	2014	2013
Revenues:
Software licenses	$43,282	34,692
Maintenance and professional services	60,456	48,833

Total revenue	103,738	83,525

Cost of revenue:
Software licenses	6,174	5,931
Maintenance and professional services	12,340	10,606

Total cost of revenues	18,514	16,537

Gross profit	85,224	66,988

Operating expenses:
Research and development	22,006	18,082
Sales and marketing	50,016	42,625
General and administrative	15,365	8,505
Acquisition and restructuring costs	—	9,377

Total operating expenses	87,387	78,589

Loss from operations	(2,163)	(11,601)

Interest expense, net	(9,526)	(8,584)
Other income (expense), net	(146)	(234)

Loss before income taxes	(11,835)	(20,419)

Income tax benefit	1,256	7,205

Net loss	$(10,579)	(13,214)

See accompanying notes to condensed consolidated financial statements.

VIA HOLDINGS I, INC.

Condensed Consolidated Statements of Cash Flows

Nine-month periods ended September 30, 2014 and 2013

(Dollars in thousands)

(Unaudited)

	2014	2013
Cash flows from operating activities:
Net loss	$(10,579)	(13,214)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	21,906	19,874
Amortization of loan fees	654	541
Recovery of bad debts	(1)	(95)
Stock-based compensation and incentive stock compensation	7,930	893
Deferred tax benefit	(1,915)	(7,712)
Loss on disposal of property and equipment	6	31
Other noncash items	—	113
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	3,049	(2,621)
Other current assets	(295)	(450)
Accounts payable	(83)	119
Deferred revenue	2,283	2,707
Accrued payroll expenses	1,090	648
Other current liabilities	(208)	(192)

Net cash provided by operating activities	23,837	642

Cash flows from investing activities:
Acquisition of nCircle Inc., net of cash acquired of $5,087	—	(87,118)
Holdback payment associated with acquisition of nCircle Inc.	(7,817)	—
Purchases of property and equipment	(3,509)	(2,921)

Net cash used in investing activities	(11,326)	(90,039)

Cash flows from financing activities:
Proceeds from issuance of Class A Common stock	—	615
Proceeds from issuance of Class B Common stock	9	7
Proceeds from issuance of liability classified Class B Common stock	—	89
Repurchase of Class A and B Common stock	(1,978)	(245)
Repurchase of liability classified Class B Common stock	(100)	(46)
Payment of loan origination costs	—	(2,425)
Payment of loan principal	(413)	(200)
Proceeds from long-term debt	—	85,000

Net cash (used in) provided by financing activities	(2,482)	82,795

Increase (decrease) in cash and cash equivalents	10,029	(6,602)

Cash and cash equivalents at beginning of period	19,632	18,864

Cash and cash equivalents at end of period	$29,661	12,262

See accompanying notes to condensed consolidated financial statements.

VIA Holdings I, Inc.

Notes to Condensed Consolidated Financial Statements

September 30, 2014 and December 31, 2013

(Unaudited)

(1)	Basis of Presentation and Summary of Significant Accounting Policies

(a)	Description of the Company

VIA Holdings I. Inc. (also referred to herein as Holdings) is a Delaware corporation that owns 100% of the issued and outstanding capital stock of VIA Holdings II, Inc., a Delaware corporation. Holdings was incorporated on April 28, 2011 and has no significant assets or operations other than its ownership of VIA Holdings II, Inc. unless the context otherwise requires, Company herein refers to Holdings and its consolidated subsidiaries. The Company provides IT security and compliance automation software solutions through its Tripwire, Inc. subsidiary that help protect physical and virtual IT infrastructure. The Company is headquartered in Portland, Oregon with sales, local support and/or research & development offices located in California, Georgia, Massachusetts, Canada, the United Kingdom and Japan.

(b)	Condensed Consolidated Financial Statements

The condensed consolidated financial statements include the accounts of VIA Holdings I, Inc. and its wholly owned subsidiaries, VIA Holdings II, Inc. and Tripwire, Inc. All intercompany accounts and transactions have been eliminated in consolidation.

(c)	Use of Estimates

Holdings has adhered to the accounting policies set forth in its issued financial statements for the year ended December 31, 2013 in preparing the accompanying interim condensed consolidated financial statements. The preparation of these statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosure of contingent assets and liabilities. Significant items subject to such estimates and assumptions include revenue recognition, stock-based compensation expense and stock-based compensation liabilities, valuation of accounts receivable, the valuation of deferred tax assets and liabilities, and the valuation of certain assets arising out of purchase accounting, as they require a higher degree of judgment in their application. Actual results could differ from those estimates. Additionally, the accompanying financial data as of September 30, 2014 and for the nine months ended September 30, 2014 and 2013 has been prepared by the Company, without audit, pursuant to the rules and regulations of the American Institute of Certified Public Accountants (“AICPA”) and Financial Accounting Standards Board (“FASB”) ASC Topic 270, Interim Financial Reporting. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading. These condensed consolidated financial statements should be read in conjunction with the condensed consolidated financial statements and the notes thereto included in the Company’s issued financial statements for the year ended December 31, 2013.

VIA Holdings I, Inc.

Notes to Condensed Consolidated Financial Statements

September 30, 2014 and December 31, 2013

(Unaudited)

(d)	Revenue Recognition and Deferred Revenue

The Company recognizes revenue according to the provisions of the FASB’s guidance on software revenue recognition. Revenue is reported net of taxes collected and remitted to government authorities.

Software license revenue is recognized when persuasive evidence of an arrangement exists, delivery of the product has occurred, the fee is fixed or determinable, collection is probable and vendor-specific objective evidence (VSOE) of the fair value of undelivered elements exists. As substantially all of the software licenses are sold in multiple-element arrangements that include either maintenance or both maintenance and professional services, the Company uses the residual method to determine the amount of license revenue to be recognized. Under the residual method, consideration is allocated to undelivered elements based upon VSOE of the fair value of those elements, with the residual of the arrangement fee allocated to and recognized as license revenue. The Company has established VSOE of the fair value of maintenance, subscription-based software licenses and remote ongoing operational services based on contractually stated renewal rates, provided such rates are substantive. Maintenance renewal rates demonstrate a consistent relationship of maintenance price as a percentage of the license fee. Subscription and remote ongoing operational services are discounted consistently relative to order size. VSOE of the fair value of professional services is established based on daily rates when sold on a stand-alone basis.

Software license revenue is generally recognized upon delivery of the software if all revenue recognition criteria are met. Estimated sales returns and allowances are recorded upon shipment of the product. The Company generally accepts returns within 90 days of original sale. The allowance for sales returns was $0.1 million at September 30, 2014 and December 31, 2013.

In addition to direct sales, the Company sells its products through distributors and resellers. The Company recognizes revenue upon sale from the distributor to the end user in these arrangements.

Revenue allocated to support services under our maintenance contracts, which gives the subscriber the rights to obtain unspecified updates and enhancements on a when-and-if-available basis, as well as subscription-based software and remote ongoing operational services, is paid in advance and is recognized ratably over the term of the service. Professional services generally consist of installation and training services and are not essential to the functionality of the software. Revenue allocated to professional services, including remote implementation services, is recognized as the services are performed.

Deferred revenue consists of amounts received or receivable from customers for maintenance, subscription-based software and professional services for which the earnings process is incomplete.

The Company experiences seasonal variability in revenue and the results for the nine-month period ending September 30, 2014 and 2013 should not be considered indicative of the results for the full fiscal year.

VIA Holdings I, Inc.

Notes to Condensed Consolidated Financial Statements

September 30, 2014 and December 31, 2013

(Unaudited)

(2)	Concentrations of Credit Risk and Business Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents and accounts receivable. The Company holds its cash and cash equivalents with high credit quality financial institutions. The Company’s cash balances with these financial institutions often exceed deposit insurance limits. Accounts receivables are with customers in many industries dispersed across a wide geographic base. Credit losses, when realized, have been within the range of management’s expectations.

Two distributors each accounted for 10% of consolidated revenue for the period ending September 30, 2014. One distributor accounted for 10% of consolidated revenue for the period ending September 30, 2013. One customer accounted for 23% of total accounts receivable at September 30, 2014 and no customers accounted for more than 10% of total accounts receivable at December 31, 2013.

The majority of the Company’s revenue is derived from sales of the Tripwire Enterprise product and related services, and the Company expects this to continue for the foreseeable future. As a result, the Company expects that its revenue and operating results will continue to depend significantly on demand for the Tripwire Enterprise product. Demand for the Tripwire Enterprise product is affected by a number of factors, some of which are beyond the Company’s control, including the timing of development and release of new products by the Company and its competitors, technological change, growth in the worldwide IT Market, Company performance and other risks and opportunities. If the Company is unable to generate and respond to demand for its products or create products that meet changing customer needs, its consolidated financial condition, results of operations and liquidity could be adversely affected.

(3)	Acquisition

On April 2, 2013, pursuant to an agreement and plan of merger (the Merger), the Company acquired nCircle Network Securities, Inc. (nCircle) (through its wholly owned merger subsidiary, Tripwire Merger Sub, Inc.) in exchange for an aggregate purchase price of $100 million, less the amount of certain of nCircle’s transaction expenses and retention bonuses, plus the amount of estimated cash on hand. The Company acquired nCircle for their agentless vulnerability-assessment and configuration management technology and customer relationships. In connection with the Merger, the nCircle’s existing common stockholders received a portion of the merger consideration equal to $0.82 per common share, less a pro rata portion of the holdback amounts to be distributed 15 months after the merger date, subject to the terms of the Merger agreement. nCircle’s preferred stockholders received a portion of the merger consideration varying from $2.09 to $161.62 per share, depending on the class of preferred stock held, less a pro rata portion of the holdback amounts. To the extent that any existing holder of options or warrants to acquire shares of nCircle’s common stock did not exercise such options or warrants prior to the effective time of the Merger, such holder was paid an amount in cash equal to the applicable per-share consideration less the exercise price of such option or warrant in complete satisfaction of the option or warrant. nCircle continues as a wholly owned subsidiary of the Company.

VIA Holdings I, Inc.

Notes to Condensed Consolidated Financial Statements

September 30, 2014 and December 31, 2013

(Unaudited)

In connection with the Merger, the following transactions occurred:

•	VIA Holdings II, Inc. and the Company executed a credit agreement with Ares Capital Corporation, which provides for senior secured credit facilities of up to $175.0 million, subject to borrowing base availability (the Credit Facility), and under which there was $164.8 million of outstanding borrowing on the closing date. This includes $85.0 million of additional borrowings that were used in the purchase of nCircle. The Credit Facility matures on May 23, 2018;

•	Fees of $2.4 million were paid in connection with the Credit Facility. These fees are recorded as assets in the condensed consolidated balance sheets and are being amortized over the life of the Credit Facility; and

•	Seller transaction fees of $2.3 million and retention bonuses of $2.6 million were paid and deducted from the merger consideration.

The net proceeds from the cash on hand and the additional borrowings under the Credit Facility were used to effect the Merger and to pay related fees and expenses and other amounts payable under the merger agreement.

The fair value of consideration transferred was as follows (in thousands):

Aggregate purchase price	$100,000
Transaction fees and retention bonus	(4,882)
Holdback amount – gross	(8,000)
Cash on hand	5,087

Total value of consideration paid at closing	92,205

Adjusted value of holdback liability	7,817

Total fair value of consideration	$100,022

The Acquisition was recorded using the acquisition method of accounting in accordance with the accounting guidance for business combinations and noncontrolling interest. The Company has recorded a liability on the opening balance sheet for the adjusted value of the holdback payment of $7.8 million as a component of other liabilities. The adjusted value of the holdback amount was determined by discounting the liability using a risk free rate of interest and further reduced by certain escrow adjustments. The holdback amount was paid in full in July 2014. Additionally, the Company has reflected the debt of its subsidiary, VIA Holdings II, Inc. in these condensed consolidated financial statements as the Company expects to fund the principle and interest payments from its operations.

VIA Holdings I, Inc.

Notes to Condensed Consolidated Financial Statements

September 30, 2014 and December 31, 2013

(Unaudited)

The purchase price was allocated to assets acquired and liabilities assumed based on the estimated fair market value of such assets and liabilities at the date of acquisition. The allocation of the purchase price is as follows (in thousands):

April 2, 2013
Cash	$5,087
Accounts receivable	4,800
Other current assets	1,160
Property and equipment	828
Intangible assets	41,320
Deferred tax assets	10,596
Other assets	137

Total assets acquired	63,928

Accounts payable	1,268
Accrued and other liabilities	2,201
Deferred revenue	5,080
Deferred tax liabilities	1,374

Total liabilities assumed	9,923

Net assets acquired	54,005
Goodwill	46,017

Purchase price allocation	$100,022

In conjunction with the acquisition, the Company recorded $46.0 million of goodwill. Goodwill is calculated as the purchase price in excess of the fair value of the Company’s identifiable assets and liabilities and represents the Company’s assembled workforce and its opportunity to grow its business through synergies arising out of the acquisition. None of the goodwill recognized is deductible for income tax purposes.

The Company recorded intangible assets based on their estimated fair value which consist of the following (in thousands):

	Estimated useful life	Estimated fair value
Customer relationships	5 years	$33,700
Existing technology	4 years	5,400
Noncompete agreements	2 years	1,200
In-process research and development	Indeterminate	800
Backlog	2 years	220

		$41,320

VIA Holdings I, Inc.

Notes to Condensed Consolidated Financial Statements

September 30, 2014 and December 31, 2013

(Unaudited)

Restructuring and Transaction Expenses

Subsequent to the acquisition of nCircle, a restructuring plan was implemented to reduce the Company’s operating expenses. The condensed consolidated statements of operations for the period ending September 30, 2013 include the following restructuring and transaction expenses (in thousands):

	Nine-month period ended September 30, 2013
	Restructuring	Transaction
Transaction fees	$—	2,894
Transaction retention bonuses	—	2,632
Severance costs related to reduction in force	3,124	—
Contract cancellations and other	421	—
Lease abandonment	306	—

	$3,851	5,526

(4)	Intangible Assets

Intangible assets and the related accumulated amortization at September 30, 2014 and December 31, 2013 were as follows (in thousands):

	Estimated useful life	September 30, 2014	December 31, 2013
Customer relationships	5 years	$92,200	92,200
Existing technology	4 years	20,700	20,700
In-process research and development	1.5 years	4,600	4,600
Noncompete agreements	2 years	1,200	1,200
Backlog	2 years	220	220
Trade name	Indefinite	14,800	14,800

Total intangible assets		133,720	133,720

Less accumulated amortization		(69,550)	(50,689)

Intangible assets, net		$64,170	83,031

(5)	Long Term Debt and Revolving Credit Facility

On April 2, 2013, the Company amended and restated the existing credit agreement with Ares Capital Corporation. The credit facility, which is secured by substantially all of the assets of the Company, includes an $80.0 million term loan under which proceeds were distributed on May 23, 2011, an $85.0 million term loan under which proceeds were distributed on April 2, 2013, and a revolving credit facility of $10.0 million. The revolving credit facility is available through May 23, 2018. The term loans have a maturity date of May 23, 2018. Amounts outstanding under the facility accrue interest at a per annum rate equal to a “base rate” plus an applicable margin. The base rate is defined in the credit agreement as the greater of the lender’s prime rate, the overnight federal funds rate plus 0.5%, or the

VIA Holdings I, Inc.

Notes to Condensed Consolidated Financial Statements

September 30, 2014 and December 31, 2013

(Unaudited)

one-month Eurodollar rate plus 1.0%. The base rate for Eurodollar Loans is the higher of the interest rate identified by Bloomberg Professional Services times a bank statutory reserve rate publication or 1.25%. The applicable margin is dependent upon a leverage ratio calculated based on quarter-end borrowings and adjusted EBITDA (as defined in the agreement). At September 30, 2014 and December 31, 2013, the applicable interest rate was 7% and 8%, respectively. As of September 30, 2014 and December 31, 2013, there were no borrowings outstanding under the revolving credit facility.

As of September 30, 2014 and December 31, 2013, the Company was in compliance with all financial covenants.

The Company incurred and capitalized $2.4 million in loan origination fees in addition to the $2.8 million capitalized in prior periods. The fees are being amortized over the remaining term of the credit agreement with an annual amortization totaling approximately $0.9 million. At September 30, 2014, and December 31, 2013, the unamortized loan origination fees totaled $3.2 million and $3.9 million, of which $0.9 million and $0.9 million is included in other current assets and $2.3 million and $3.0 million is included in other assets, respectively.

(6)	Equity and Stock Compensation

(a)	Stock Option Plan Activity

During the nine-month periods ended September 30, 2014 and 2013, stock compensation expense recorded under the stock option plan was $0.2 million and $0.1 million, respectively.

Number of shares
Balance at December 31, 2013	2,071,638
Granted	1,555,000
Exercised	(17,188)
Forfeited	(68,750)
Expired	—

Balance at September 30, 2014	3,540,700

VIA Holdings I, Inc.

Notes to Condensed Consolidated Financial Statements

September 30, 2014 and December 31, 2013

(Unaudited)

(b)	Incentive Stock Activity

During the nine-month periods ended September 30, 2014 and 2013, the Company recorded stock-based compensation expense related to incentive share agreements of approximately $7.7 million and $0.8 million, respectively.

Incentive stock units
Liability classified as of December 31, 2013	4,243,675
Issued	—
Vested and reclassified to equity	(949,271)
Repurchased	(527,292)

Liability classified as of September 30, 2014	2,767,112

(7)	Income Taxes

Information regarding the Company’s income tax expense (benefit) was as follows (dollars in thousands):

	Nine-months ended September 30
	2014	2013
Income (loss) before taxes	$(11,835)	(20,419)
Income tax expense (benefit)	(1,256)	(7,205)
Effective tax rate	10.6%	35.3%

	Nine-months ended September 30
	2014	2013
Federal statutory rate	34.0%	34.0%
Increases (decreases) resulting from:
Difference in foreign tax rate	2.7	(0.5)
State income taxes, net of federal benefit	4.5	4.5
Stock-based compensation	(27.4)	(3.5)
Transaction costs	(2.6)	(3.0
Other	(0.6)	3.8

Effective tax rate	10.6%	35.3%

The Company’s effective tax rate may differ from the U.S. federal statutory rate primarily as a result of the effects of state and foreign income taxes and may be affected by changes in statutory tax rates and laws in the U.S. and foreign jurisdictions. The reduction in our effective tax rate for the nine-month period ended September 30, 2014 compared to the same periods of the prior year were primarily related to the US GAAP treatment of stock based compensation which is not deductible for tax purposes.

VIA Holdings I, Inc.

Notes to Condensed Consolidated Financial Statements

September 30, 2014 and December 31, 2013

(Unaudited)

Deferred tax assets arise from the tax benefit of amounts expensed for financial reporting purposes but not yet recognized for tax purposes and from unutilized tax credits and net operating loss carryforwards. We evaluate our deferred tax assets on a regular basis to determine if a valuation allowance is required. To the extent it is determined that it is more likely than not that we will not realize the benefit of our deferred tax assets, we record a valuation allowance against deferred tax assets.

As of September 30, 2014, the net deferred tax assets on the Company’s Condensed Consolidated Balance Sheets totaled $13.0 million, net of a valuation allowance of $1.6 million, primarily related to net operating loss and tax credit carryforwards and other temporary differences.

(8)	Geographic Revenue

Geographic revenue information is as follows (in thousands):

	Period Ended September 30
	2014	2013
The Americas	$84,678	65,794
Europe	10,953	10,364
Asia	8,107	7,367

	$103,738	83,525

(9)	Supplemental Cash Flow Disclosures

Interest payments for the nine-month periods ended September 30, 2014 and 2013 were $8.8 million and $8.3 million, respectively. Income taxes paid for this period were $0.6 million and $0.6 million, respectively.

During the nine-month periods ended September 30, 2014 and 2013 in connection with the Incentive Stock as described in Note 6, the Company reclassified 949,271 and 1,057,188 shares from stock compensation liability into equity with an intrinsic value of $2.0 million and $0.6 million, respectively.

(10)	Subsequent Events

On December 9, 2014, the Company entered into an agreement to sell the stock of the Company to Belden, Inc. a Delaware corporation. As a result of the agreement which closed on January 2, 2015, the Company will continue as a wholly-owned subsidiary of Belden Inc. All Class A and Class B Common Shares of the Company were canceled and converted into the right to receive an amount in cash. The purchase price under the agreement included base consideration of $710 million plus cash at closing less costs incurred by the Company to complete the sale.

The Company has evaluated subsequent events from the balance sheet date through February 13, 2015, the date at which the condensed consolidated financial statements were available to be issued, and determined that there were no additional items to disclose.